Form C

Cover Page

Name of issuer:

Asanda Air II LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NY

Date of organization: 9/29/2016

Physical address of issuer:

515 Broadway
Suite 2AF
New York NY 10012

Website of issuer:

http://www.asandaspa.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/24/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$492,765.00	$0.00
Cash & Cash Equivalents:	$2,487.00	$0.00
Accounts Receivable:	$47,494.00	$0.00
Short-term Debt:	$51,448.00	$0.00
Long-term Debt:	$75,500.00	$0.00
Revenues/Sales:	$64,141.00	$0.00
Cost of Goods Sold:	$32,784.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$1,152.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Asanda Air II LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Gene Frisco	Managing Member	Asanda Air	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Gene Frisco	Managing Member	2016
Gene Frisco	Director	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Concept Heaven Inc	58490 Units	59.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Asanda Air is both a new business and a new business concept. Without any operating track record, there is a higher than ordinary degree of risk in development and in execution of Asanda's operating plan. Asanda Air is also a first mover in establishing the concept of "small footprint" spas in non-traditional settings. Accordingly, the company's business model may take longer to develop, cost more than anticipated to implement and produce less revenue than management expects.
>
> The first Asanda Air locations have been established in airports which are known to have particular challenges in terms of recruiting and retaining employees who must undergo extensive background checks during an application process that can take weeks or even months. Company locations in airport settings are entirely dependent for guests on passengers holding tickets for flights on that day. Running a business behind a Federally operated screening process will be much more challenging than running the same type of business on a busy shopping street.

Asanda's use of labor in its stress reduction and mind spa services is planned to offer a significant reduction in labor costs compared to traditional spas that are required to use licensed aestheticians and massage therapists for services like facials and massages. This is a new model that has not been proven yet. Agencies that regulate spas could challenge the company's plans for using employees who do not have the forms of licenses that are usually required with other traditional spa services.

Site selection and obtaining acceptable lease or space use terms is expected to pose challenges to the Company in developing its business model. Landlords and site hosts may be averse to the Company's non-traditional spa format. The failureto obtain new sites under acceptable commercial terms would have an adverseimpact on the Company's business.

The Company's planned locations in airports, high end shopping environments or in high rise building settings will involve extensive permit requirements. Delays in obtaining permissions or the failure to receive permits could have a significant adverse impact on the Company's business.

The success of the Company is highly dependent upon the ability of its CEO and management team, to attract and retain qualified managers and other personnel in a competitive environment. The Company has a small team, and the loss of key team members, and especially the loss or death of the founder could harm the company's ability to implement its plans.

The Company's revenue model may be impaired or change. The company may not generate sufficient cash flow to repay the Convertible Notes or to make distributions on any Units or shares into which the Convertible Notes may be converted. If the Company does not generate sufficient revenue, its business, financial condition, and operating results will be materially adversely affected.

The company intends to use a significant portion of the proceeds from the offering for unspecified working capital. The offering proceeds will be used by the Company in the ways management deems most effective towards the Company's goals. This means that although the Company definitely has plans for the proceeds (focused on sales, marketing, and product development) the Company will have ultimate discretion to use the proceeds as it sees fit and the Company has chosen not to limit the Company's use of the funds to specific uses that investors could evaluate. Such portion of the proceeds from this offering will be used for the purpose that the company's management deems to be in its best interest in order to address changed circumstances or opportunities. As a result of the foregoing, the Company's success will be substantially dependent upon its discretion and judgement with respect to application and allocation of such portion of the proceeds of this Offering. The company may choose to use the proceeds in the manner that the investors do not agree with and investor may have no recourse. A use of proceeds that does not further the Company's business and goals could harm the Company and its operations, and ultimately cause an investor to lose all or portion of his or her investment.

From time to time, third parties may claim that one or more of the Company's products infringe their intellectual property rights.

The Company not might sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case the Company might need to reduce sales & marketing, engineering, or other expenses. Were recurring revenue to decrease, further cuts would be needed and hurt the Company's ability to meet its goals. Even if the Company raises the entire round successfully, Asanda will need to raise more capital in the future in order to continue. Even if Asanda completes this offering successfully, offerings the Company may complete in the future might result in your investment in the company being worth less because of the terms of future investment rounds.

Even if the Company is successful, an investor may want immediate access to the then net worth of the investment, but selling private securities can be difficult or impossible. In this case, an investor may need to wait until a liquidity event, and there are no guarantees one will occur.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	Build out one new Asanda Air spa location, allocated costs for furniture and fixtures and construction $80,000 and unspecified working capital, $20,000.

If we raise:	**$250,000**
Use of Proceeds:	All of the uses at the level described above plus; development of a second Asanda Air spa location $80,000; development of Deepak Chopra Dream Weaver technology and licensing, $40,000; and unspecified working capital, $30,000.

If we raise: **$500,000**

Use of Proceeds: All of the uses at the level described above plus; development of a third and fourth Asanda Air spa locations $160,000; develop loyalty points based currency functionality, $40,000; and unspecified working capital, $50,000.

If we raise: **$750,000**

Use of Proceeds: All of the uses at the level described above plus; development of a fifth and sixth Asanda Air spa locations $160,000; develop International expansion of Asanda Air concept, $40,000; and unspecified working capital, $50,000.

If we raise: **$1,000,000**

Use of Proceeds: All of the uses at the level described above plus; development of Deepak Chopra Dream Weaver technology and licensing, $40,000; repayment of Long Term Debt, $75,000; and unspecified working capital, $125,000.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the

Investor's "My Investments" screen on the wefunder.com website.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $6M valuation cap; 6% interest. See exact security attached as Appendix B, Investor Contracts.

The Convertible Notes: The Company is offering securities in the form of a Convertible Note, which provides Investors the right to units in the Company ("Units"), when and if the Company sponsors an equity financing on the standard terms offered to other investors.

Interest: Interest shall accrue from the date of the Convertible Promissory Note (the **"Note"**) on the unpaid principal amount at a rate equal to six percent (6%) per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity; Acceleration: Subject to the conversion provisions set forth in the Note,
the outstanding principal balance and accrued interest on the Note (the "Note
Balance") shall become immediately due and payable upon the earliest to occur
of December 31, 2019 (the "Maturity Date") or an Event of Default.

Mandatory Conversion. Notwithstanding the provisions set forth in Section 1 of the Note, upon the closing of a Next Equity Financing, the outstanding principal balance and accrued interest shall automatically be converted into the greater of (a) that number of Units of the Company determined by converting the Note Balance at a price per Unit equal to the amount per Unit payable in the Next Equity Financing, or (b) that number of Units determined by dividing $6 million (the "Valuation Cap") by the total number of Units issued by the Company at the time of conversion on a fully diluted basis, rounded down to the nearest whole Unit

Additional Terms of the Valuation Cap: For purposes of option (i) above, the Company's capitalization will be measured as all units outstanding at the time, not including any Convertible Notes or convertible notes, plus any units reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Voting Rights: Investors who invest less than $25,000 in the Convertible Notes will have no voting rights, including after they receive units. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution: Investors will typically not execute transaction documents in order to receive units at the time of an applicable equity offering. Instead, an Agent, appointed under the terms of the Convertible Note Agreement will execute the documents for them, provided that the documents are consistent with the units received by new investors in the Company, modified, if applicable, based on the terms of the Convertible Note.

Amendment of Terms. Any Investor who invests less than $25,000 agrees to the appointment of an Agent appointed by the Majority Holders to act as Investor's true and lawful agent and attorney, with the power to act alone and with full power of substitution, to, consistent with the Note and on behalf of the Investor, (i) give and receive notices and communications, (ii) execute any instrument or document that the Agent determines is necessary or appropriate in the exercise of its authority under the Note and (iii)
take all actions necessary or appropriate in the judgment of the Agent for the
accomplishment of the foregoing.

THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE CONVERTIBLE NOTE AND THE CONVERTIBLE NOTE AGREEMENT ATTACHED HERETO AS AN EXHIBIT, AND SHOULD BE READ IN CONJUNCTION WITH SUCH INSTRUMENT, WHICH IS INCORPORATED BY REFERENCE HEREIN.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Amendment of Terms. Any Investor who invests less than $25,000 agrees to the appointment of an Agent appointed by the Majority Holders to act as Investor's true and lawful agent and attorney, with the power to act alone and with full power of substitution, to, consistent with the Note and on behalf of the Investor, (i) give and receive notices and communications, (ii) execute any instrument or document that the Agent determines is necessary or appropriate in the exercise of its authority under the Note and (iii)take all actions necessary or appropriate in the judgment of the Agent for the accomplishment of the foregoing.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	100000	100000	Yes	Yes
Other				
				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

On November 4th, 2016 the Company received $110,000 from Davines North America for development of its spa locations at the Delta Sky Clubs in Terminal 4, JFK and the Main Terminal in SeaTac Airport. The Company issued to Davines a non-voting, non-income Unit in exchange for this investment. The Unit carries a mandatory redemption feature in the event the Company does not carry Davines and [comfort zone] products in its Sky Club located spas. On December 31, 2016, the Company received $250,000 from its principal Unit holder, Concept Heaven in exchange for the issuance of 49,000 Units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

An investment of less than $25,000 holds no voting rights. Accordingly, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents. To the extent applicable, in cases where the rights of holders of convertible debt, Convertible Notes, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted. Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The Convertible Note. The interest rate of a convertible note indicates how much interest accrues to the investor prior to the note's conversion to equity or its repayment as cash when due. Typical interest rates on most convertible notes range from 4-8%. The Company believes that that interest rate on the Convertible Note which is set at 6% is commensurate with the risks associated with a development stage company.

The Valuation Cap. The Company is an early stage company but there are established methods for valuing early stage companies even if the application of standards is more subjective. There are four commonly used methods for valuing early stage companies that were applied in determining the valuation cap.

Expected Growth Rates. The Company believes that it will be able to sustain consistently high growth rates in its revenue because of the nature of how its revenue is generated. Even assigning a relatively high risk adjustment to the Company's expected growth, the Company would be trading at one times its projected annual revenue within eighteen months of the completion of a one million dollar financing. Making allowances for a slower growth trajectory the assigned likelihood of four stores with 3,000 sq ft of operating space achieving $2,000 sq ft of revenue in twice the anticipated time is deemed to be of much higher than the alternative outcomes at much lower revenue per square foot over a longer period of time.

Capital Required to generate revenue. In highly capital intensive businesses, the valuation is negatively impacted by the fact that it takes a lot of money invested in property, plant and equipment to generate revenue. The already established low cost of capital required to build the first two stores helps establish the Company's assumption in the valuation that it as an exceptionally favorable ratio of revenue generated relative to the capital investment.

Operating Margin. The Company is expecting to derive a substantial amount of its revenue from service providers who do not require special licenses and therefore cost less in terms of unit economics than massage therapists and aestheticians.

Expected time to profitability. Except in instances where the assets of the company are assigned a special value such as contract right or a patent, early stage valuations, in order to be complete, have to take into account an expected trajectory toward profitability and an expected point in the trajectory when the company is not required to reinvest substantially all of its operating cash flow in business development expense. The company expects to achieve a six million dollar revenue run rate within as soon as 2018 and expects to be able to generate pre-tax margins of at least 20%. Accordingly the assignment of a $6mm valuation would allow for some headroom in terms of an exit valuation.

All of the above valuation standards, though widely used for early stage company valuations, are based on estimates that have numerous factors that could adversely impact the likelihood of their occurrence. While there is some possibility that the outcomes may be better and the ultimate valuation may be higher, the Company is still an early stage development company and any decision to invest should take into account the substantial risk that some or all of the assumptions may not materialize in the future.

The initial amount invested in a Convertible Note is determined by the investor, and the Company does not guarantee that the Convertible Note will be converted into any particular number of units. As discussed in Question 13, when the Company engages in an offering of equity interests involving Units, Investors may receive a number of Units calculated as either (i) the total value of the Investor's investment, divided by the price of the Unit being issued to new Investors, or (ii) if the valuation for the company is more than $6 million, the amount invested divided by the quotient of (a) the Valuation Cap ($6 million) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for the Company's securities prior to an initial public offering or similar liquidity event, the price of the units that Investors will receive, and/or the total value of the Company, will be determined by the Company's board of directors. Among the factors the Board may consider in determining the price of units are prevailing market conditions, our financial information, market valuations of other companies that they believe to be comparable to the Company, estimates of its business potential, the present state of its development and other factors deemed relevant.

In the future, the Company will perform valuations of its units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which the Company sells other securities in light of the relative rights, preferences and privileges of those securities;
- results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- the stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook

The Company will analyze factors which may include those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Convertible Notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

On November 4, 2016 the Company received a $75,000 Loan from Davines North America for development of its spa locations at the Delta Sky Clubs in Terminal 4, JFK and the Main Terminal in SeaTac Airport. The Loan accrues interest at 4% and has a maturity date of March 31, 2018. The loan may become due and payable at the option of the lender in the event the Company does not carry Davines and [comfort zone] products in its Sky Club located spas.

In Q4 2016 the Company received trade credit from Davines North America for retail inventory and products used for services in the spa. We have not yet exercised this line of credit.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
11/2016	Section 4(a)(2)	Priced Round	$250,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

As described in Note 1 of the Financial Statements, the Company currently operates two spas. The company has contracted Davines North America, Inc. whose owners share a 0.01% interest in the Company to provide spa products to be sold at both locations. Total fees charged by the affiliate for the spa products provided amounted to $38,720 for the three months ended December 31, 2016.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Asanda Air designs, builds and operates spas which consumers experience as luxurious and complimentary to their primary reason for being in a transportation, leisure or employment setting Travel, exercise or office work, for example are the primary purposes of airports, gyms and large office buildings. Operators in these settings have no spa expertise and yet their audiences all experience elements of stress that can be relieved from spa services. Asanda has designed and built a small luxury spa concept that can be operated at scale in non-traditional very small spaces.

The Asanda Air brand delivers sensory cues that evoke the premium airline cabin: closed room, hushed environment, physical privacy, quality finishes, high tech responsive lighting, fully programmed sound, air filtration, measured air scents. All of these are highly managed and finely calibrated to create the optimal association by the consumer to a first class cabin in a luxury airliner.

Many traditional spa services - such as nails, facials and waxing - cannot be practically delivered by traditional means in places like airports, gyms and office settings which can barely make room for their primary service offerings. Rather than focusing on a wide array of full service spa offerings, the Company looks to the stress and exhaustion felt by virtually all city inhabitants and travelers, especially ones with international travel. The result is an upscale environment of calm and renewal with services focused on rejuvenating both mind and body.

The service menu developed by Asanda in conjunction with Deepak Chopra Dream Weaver addresses the root cause of stress that manifests itself in tired and sore muscles and careworn looks. Asanda is as much a spa for the mind as it is a spa for the body and face. The service delivery relies heavily on technology advances in mind body practices such as the Deepak Chopra Dream Weaver.

Asanda has built its first two locations in Delta Airlines Sky Clubs in Seattle and JFK and is seeking financing for new locations for Delta in Atlanta and Miami as well as small footprint spas among the luxury retail stores in the soon to be completed American Dream Mall at the Meadowlands

Company Revenue

Asanda Air revenue is derived from five categories

- Traditional Spa Services such as massages and facials
- MindSpa Experiences such as the Deepak Chopra Dream Weaver
- Entertainment Experiences associated with
- relaxation and stress reduction such a Virtual Reality
- Retail sold in the spas

- Ecommerce

The Company uses the consumer expectation around the word "spa" to create an experience of physical as well as mental relaxation and stress relief. But the Company expects
that as the business model develops the non- traditional services and experiences will drive the substantial majority of the Company's revenue

Primary Activities

The Company is in the early stages of proving out its business model. It has only a short operating history in Q4 2016 and in Q1 2017. As expected, the initial and primary attraction of consumers to the first two spa locations have been for traditional services. The Company is in the early stages of developing merchandising around its MindSpa Experiences, such as the Deepak Chopra Dreamweaver as well as Entertainment Experiences such as the virtual reality programs. The company believes that in a small intimate setting where the guest feels secure and relaxed that guests will readily adopt these non-traditional services as part of their overall demand for spa treatments.

Milestones

- Q2 2015. The Company first developed the concept of the "small footprint" spa delivering non-traditional services in unconventional locations was first developed in in response to an opportunity to build a spa in an airline departure lounge.
- Q2 2015. the Company formulated its plans for space design as well as the menu of services.
- Q3 2016. the Company commenced construction on two of its spa locations in Delta Sky Clubs in SeaTac and JFK airports.
- Q4 2016. The Company opened and commence operations in the JFK and SeaTac locations
- Q2 2016. The Company signed a Technology Development, Marketing and Distribution Agreement with Deepak Chopra Dream Weaver LLC (Chopra) that grants the Company rights to develop and sell Chopra's technology for the Company's operating stores but also the right to distribute the technology in certain market segments including spas and related business in the United States, Canada, Great Britain, Australia and Europe.

Growth

The Company has succeeded in building out two spa locations in airport settings. Of all the potential places where Asanda's small footprint spas can be established, airports represent the most daunting challenges in terms of a highly regulated and closely inspected construction and work environment. In this regard Asanda has quickly established its capability successfully in airports, especially at JFK which is operated by the Port Authority of New York and New Jersey, one of the most stringently monitored work settings in the country. The Company is confident of its ability to work in other less challenging commercial settings such as retail, commercial and leisure spaces.

Our total revenue in Q4 2016 was $64,140, reflecting the early stage of the operations of the Company's first two locations.

Our operating income in Q4 2016 was $1,152 and this also reflects the early stages of the Company's operating business.

Near Term Expectations

The Company plans to open at least two more airport locations in 2016 and depending on the availability of funds to open more spa locations in non-airport settings.

The Company's first two stores are running at operational break even. The Company expects that as it adds more airport locations it will gain more market awareness and there will be more consumer demand for its services and retail products. However there may be other factors that will impact the business operations and those could be negative. The Company will need to raise more funds to build more stores and to address unforeseen challenges.

Liquidity

The Company has been funded primarily by its principal Unitholder, Concept Heaven Inc and by loans from its retail supplier, Davines North America. The Company has had sufficient liquidity to fund the startup of its first two stores and bring them to operational break even. Additional liquidity will be needed to fulfill the Company's plans for expansion and further development of its MindSpa services. The Company will not undertake further construction of additional locations or developments until it has obtained sufficient capital for these purposes.

Uses of Liquidity

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company, the funds for additional stores and for development purposes. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to developing additional store locations which the Company believes will improve cash flow and liquidity and further validate the Company's business model.

Our cash and cash equivalents are used for store construction and working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We anticipate using our available cash flow to fund ongoing Company operations. We base this estimate on the performance of the two initial stores to date.

Cash is provided by the sale of services and retail at the Company's two current airport locations.

The Company is very early in the development of its business and therefore relies on estimates and projections of results to plan for the roll out of stores and future cash needs of its business.

Capital Resources

The Company has been funded primarily by its principal Unitholder, Concept Heaven Inc and by loans from its retail supplier, Davines North America.

The Company has received $250,000 in startup capital from its principal Unit Holder and additional funding from its retail supplier Davines North America which includes $110,000 in a nonvoting, non-income Unit that only becomes due if we stop carrying their product, a $75,000 Long Term Loan due in March 2018 and an open line of credit for retail inventory and professional supplies which at December 31, 2016 had a balance of $34,000 accounts payable (due when we raise $1M+ in funding).

The financing terms of the funding from Davines requires the Company to carry Davines products in its airport stores and to use Davines professional products in connection with its spa services.

Future Trends

The Company is in the early stages of the development of its business. To date, the funds received have enabled the Company to achieve an operating breakeven point on approximately $30,000 a month in revenue. The Company anticipates that it will continue to grow the revenue and profitability of these two locations while it seeks financing for additional stores and to develop additional services. We budget $100,000 for each new location to cover buildout and overhead for approximately six months.

Asanda Air over time expects to overlay its competitive advantages with low buildout and low occupancy costs with a much lower labor costs as more and more of its services are unconventional mindspa services like Chopra Dream Weaver and entertainment services like Gear VR which are not delivered one on one by licensed high priced professionals but by lower cost labor that can process multiple guests simultaneously.

The Company believes that as it adds additional stores and rolls out additional MindSpa and VR related services that it will gain more consumer awareness and acceptance of its business model, that additional commercial opportunities will develop for its "small footprint" concept, that its labor costs will decline as a percentage of revenue and that its profitability will increase.

Cash on Hand / Burn Rate

The Company had a $5k cash balance as of 5/01/17. In the common use of the word "burn" the Company is not "burning" through any cash. The Company is paying its expenses in the ordinary course from receipts rather than from investments from the owners. To the extent the Company generates small amounts of excess cash from operations in a month like April, this excess cash is used to invest in the development of the planned stores in Miami and Atlanta. If the Company does not make any changes and raise $0 in May and June it would continue to operate the stores to generate cash to fund operations and to make improvements and investments that would help raise additional funds.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.asandaspa.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Convertible Notes
- Convertible Notes Agreement

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Gene Frisco

Appendix E: Supporting Documents

INVEST IN ASANDA AIR

Ultra compact full service spas in unconventional high traffic locations

> *"Asanda Air brings full service relaxation to our daily lives with ultra compact spas. The Apple Store started this trend: small beautiful stores in high traffic locations. We've shrunk the full service spa to 1/5 normal size. We're placing them in high traffic places like airports, offices and malls, so relaxation is as easy as a short break in your normal commute. This isn't just massage chairs - Asanda is award winning relaxation and meditation experiences designed by myself and Deepak Chopra.*



Gene Frisco
CEO AND DIRECTOR, ASANDA AIR


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Convertible Note

$6M valuation cap | 6% interest

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $6M in the future.

INVESTOR PERKS

$100+ 10% off purchases for the first year.

$500+ Get an express Manicure and Pedicure ($60 value)

$1,000+ Get a Signature Massage or a Classic Facial ($100 value)

$2,500+ Get a 3 Month Spa Membership (up to $300 in services, discounts on products, and VIP booking priority)

$5,000+ Get a 6 Month Spa Membership (up to $600 in services, discounts on products, and VIP booking priority)

OUR AMBITION

INC. named our sister company, Asanda Aveda, America's #96 Fastest Growing Company in 2015 and recognized Asanda Aveda the following year again as one of America's fastest growing companies with $5mm in revenue after only three years in business from just two locations. This new Asanda Air model is the same core "touch of luxury" concept in spaces as small as 500 sq/ft generating as much as $2,500 per sq/ft in revenue, making Asanda Air the most lucrative spa for the space in the world.

KEY FACTS

- Developed space plan and business model concept to build high performance spas in small spaces, taking advantage of unique revenue drivers, low build out cost, low operating cost, low use of expensive licensed labor.
- Entered into long term spa development agreement with Davines North America, the US subsidiary of Davines Spa a major European manufacturer of hair, skin and body products.
- Signed Spa Agreement to build spas in Delta Air Lines Sky Clubs®.
- Opened fist Asanda Air spa concept at Sky Club in SeaTac Airport in Seattle.
- Opened second spa concept at Sky Club at Kennedy Airport, Terminal 4 in New York.
- Developing plans for third and fourth spa concepts at Sky Clubs in Miami International Airport and Hartsfield International Airport in Atlanta.
- Signed Letter of Intent to build Asanda Air spa location at American Dream, mall location in development at the Meadowlands NJ by Triple Five, the Canada-based owner of Minnesota's Mall of America.
- Signed Technology Development and Distribution Agreement with Deepak Chopra Dream Weaver LLC for the use and sale of a light and sound technology that helps users meditate, relax, dream or sleep quickly and effortlessly.

asandaspa.com

RETAIL · HEALTH AND FITNESS · TRAVEL · B2C · ECOMMERCE · SOCIAL IMPACT

The Secret? Our Small Size

World class spa experience in 1/5 the space located in high traffic locations.

We've scaled the best features of world class spas to fit in nontraditional high traffic settings like airports, malls, and office buildings. A full-service spa in the city might be as much as 5,000 square feet. Asanda Air spa is 500 square feet and can service hundreds of employees, airline passengers or shoppers in a single day with the same level of comfort and relaxation.

Traditional Spa

Large, expensive and inefficient blueprints waste money without adding much more value for customers. Traditional spas charge more and can't fit in high traffic locations.

3,500 sq/ft
Typical Size

100 sq/ft
Typical Treatment Space

Asanda Air

Asanda is modeled after first class airline cabins. We scale world class relaxation into a small space and service many more customers at a lower price.

800 sq/ft
Typical Size

50 sq/ft
Typical Treatment Space

$450
Average Revenue Per Sq/Ft

$1,500
Average Revenue Per Sq/Ft

Oh, the Places We'll Go!

We've scaled the best features of world class spas to fit in nontraditional high traffic settings like airports, malls, and office buildings.



Shop

Mall of America owners are planning the American Dream megamall in the Meadowlands N.J. with indoor amusement park, aquarium, ski hill, 'scented' theater, and 400 retail stores. Asanda Air will be front and center. This is only the first of many opportunities in very high traffic shopping settings around the country.


WELCOME
TO THE
ASANDA
SPA LOUNGE
ASANDA

Travel

Asanda Air has already completed two spas at Delta Air Lines Sky Clubs® in Seattle and JFK airports. We are in the planning stages for additional spas at Miami International Airport, Atlanta Hartsfield Airport and LAX.



Work

Asanda Air represents the perfect mental and physical pit stop in the work setting. Major employers in large cities have tight space constraints, tighter budgets for spending and no new ideas for how to de-stress their employees. For what amounts to giving up a single conference room in hundreds of thousands of square feet of office space, Asanda Air can create a full service, high impact spa experience.

Asanda Offerings



Store Design

The Asanda Air brand delivers sensory cues that evoke the premium airline cabin: closed room, hushed environment, physical privacy, quality finishes, high tech responsive lighting, fully programmed sound, air filtration, measured air scents.

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Immersion Massage

This is not your typical seated massage. Our space age Fusion Massage Chairs by Living Earth Crafts feature a near zero gravity experience while seated and kneeling forward.

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EVERYONE NEEDS TO
MEDITATE
MOST OF US COULD USE A LITTLE HELP
DEEPAK CHOPRA DREAM WEAVER
a light and sound experience
to help you achieve the benefits of meditation instantly and effortlessly
INTRODUCTORY OFFER
$30
ASANDA

Deepak Chopra Dream Weaver

The Deepak Chopra Dream Weaver programs, written and narrated by Dr. Deepak Chopra M.D., put users into a blissful, relaxed, meditative, dream or sleep state

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davines
SUSTAINABLE BEAUTY

[comfort zone]
SKIN SCIENCE SOUL

Davines / [comfort zone]

Founded in Parma, Italy in 1983 by the Bollati Family, Davines Group started as a research laboratory, producing high-end hair care products for renowned cosmetic companies worldwide.

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$1,500

Average Sales / Sq Ft

Asanda can service as many as 2,000 guests a month in as small as 500 square feet. It's a spa-in-a-box with excellent margins.


**Projected Revenue Run Rate Q2 '18: $2,232,000
$600K
$450K
$300K
0
$2M
$1.5M
$1M
$500K
0
Revenue Q1 2017: $87,699
Q4 '16
Q1 '17
Q2 '17
Q3 '17
Q4 '17
Q1 '18
Q2 '18
Booked Quarterly Revenue
Projected Quarterly Revenue
Projected Revenue Run Rate

***We are currently operating two spas in airport lounge locations. The number of new spas we build in the next year will depend on market acceptance of our concept, the actual cost of construction as well as revenue and operating costs and most importantly our ability to raise additional capital.*

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Early Customers Love Asanda Air

"What a pleasure to find this spa tucked away in the Delta Sky Lounge. Made my day! The massage was amazing and the chairs are super fancy - and very comfortable.

– Linda L. on Yelp

Our Founder's Last Startup: INC.'s #96 Fastest Growing Company

INC. named our sister company, Asanda Aveda, America's #96 Fastest Growing Company in 2015 and recognized Asanda Aveda the following year again as one of America's fastest growing companies with $5mm in revenue after only three years in business from just two locations.


AMERICA'S FASTEST-GROWING
Inc.
5000
PRIVATE COMPANIES

LET'S SPREAD CALM TOGETHER

May 25, 2017

We re-imagined the entire concept of spa from the ground up. It started in 2015 with a challenge to fit a spa in an incredibly small space in Delta Air Lines Sky Club® at Kennedy Airport in New York. As soon as we knew we absolutely couldn't do it the way it's been done by everyone else for a very long time – in other words when we knew the task was impossible – that's when the inspiration came. When we were sure we had designed the smallest but absolutely coolest spa on the planet we got another challenge; design one even smaller in the Sky Club in SeaTac Airport in Seattle. Just because we're now confident we can, we're looking at creating something even smaller at the Sky Club in Miami.

What we learned in the process was that the consumer requirement of privacy and comfort does not have to involve large, expensively built treatment rooms. We realized we could build a very small space with the right sensory cues that evoke a first class cabin in a commercial airliner. From what we learned, we developed a space template and a business model. Our experience also opened our eyes to endless possibilities to deliver the spa experience in so many spaces that anyone prior would have said, "It won't work."

We have turned our attention to stress as the underlying reason why people seek out spa services in traditional settings. But what makes us different is we're delivering the experience to the places where they are experiencing the stress, places where people travel, work, shop and play rather than where they go on vacation to or some other large footprint space that winds up being a poor imitation of vacation. Our first Asanda Air concept spa in a retail setting will be a feature attraction for the owners of Mall of America at their new megamall project being built at the Meadowlands in New Jersey.

We have watched the guests in our first two locations respond to our first spa services devoted to relaxing the part of most people that holds stress the most – their minds. With a touch of traditional services like reflexology (foot massage) and head, neck, shoulder massages, our Deepak Chopra Dream Weaver glasses deliver large doses of "AHhhhh..." without asking people to make a detour from the activities where we find them.

What drives the top line is we're taking the offerings to where people travel, work, shop and play. Something else or someone else is driving our customers in close proximity to our locations. The low cost of the build out, low use of expensive professionally licensed labor, low operating costs, combined with strong revenue drivers make for a game changing economics and a compelling investment opportunity.

If you travel, work out, shop, play, or work around a lot of other people – in other words if you're like practically everyone, we'd love to have you on this journey with us. We're going to revolutionize the way people think of and experience spa. We're going to create a spa brand where it will be readily accessible, affordable, intimate and highly transformative. Depart from stress. Arrive at calm.

Gene Frisco

Gene Frisco
Founder and CEO

FOUNDER



Gene Frisco

CEO and Director

25+ years financing and founding rapidly growing companies. His experience includes industries such as banking, private equity, interactive marketing and most recently, the salon and spa sector.

AND THE REST OF THE TEAM



Anthony Molet

Advisor

Anthony Molet is the CEO of Davines, North America Davines is a Parma, Italy-based high-end haircare brand distinguished by their innovative approach to beauty



David Abrams

Advisor

David Abrams is a Managing Director in RKF's New York. RKF is The country's leading independent real estate firm specializing in retail leasing, investment sales and consulting services.



David Mager

Advisor

David Mager is the Managing Member of Deepak Chopra Dream Weaver LLC. David is a scientist, inventor, entrepreneur and environmental warrior.

DETAILS

– COLLAPSE ALL

Why raise money from crowdfunding? ^

In my experience in financings over a long history, there are certain business concepts and businesses that consumers identify with. There is universal agreement that working, especially in an urban environment, is very stressful. There is definitely universal agreement that travel is stressful. In deciding to raise money through crowdfunding we're appealing to something that says, "I'm a consumer. I know I would love this. Therefore, I would like to buy a piece of this."

I think that when you're talking about something that might be really important and valuable like cybersecurity, a company might be looking for funding that could be well-established, it could have tens of millions of dollars in revenue, it could have a great P&L. But the visceral reaction to it is not the same; there is no "I get it" at a gut instinct level. You can say, "I see that they have X millions of dollars of revenue last year and they've grown this much over this long period of time, and I know what the P/Es are for this." But consumers largely leave these types of offerings to institutional investors.

Asanda Air speaks to the universal consumer experience. This is really a startup venture that didn't just catch a wave, we're making a wave. We've timed the offering so that we're not purely a concept where we're saying that we can build stores in airports and everybody has to cross their fingers and hope we can. In our case, we actually have. We've identified world class brands to work with and signed agreements. We've completed construction of two stores in highly regulated airport environments. We've established an important partnership with, Deepak Chopra, the world's leading icon in wellness. This offering speaks to the consumer experience and demonstrates business sense. I think we'll be looking back on this offering and saying not only did it take Asanda Air to the next level but it took crowdfunding to a new level as well.

What is Asanda Air? ^

Asanda Air is a spa concept that creates spa environments in nontraditional settings like transportation, hospitality, and office settings. It focuses on stress as an underlying problem for looking good and feeling good. When people go to a spa, a traditional spa, they say, "I have sore muscles," or they might get a facial because they feel like they look a little worn out. Our belief is that the stress people experience in their life is really the underlying cause of their sore muscles or not looking their best.

What makes Asanda Air different from traditional spas? ^

We're delivering the service in a space where the client travels or works, and usually where there are tremendous space constraints, for example, at an airport. Even though there's millions of people traveling through airports and travel is hugely stressful, there aren't a lot of spas. Those that do exist at the airport are express spas, which are out in a airport terminal. Those aren't as private as people would like.

People can go to Elizabeth Arden, or they could go to a big traditional spa and get a massage or a facial, but they have to travel there, and they're expensive, and they can even be inconvenient. Whereas, at airport lounge environments, we're taking advantage of the fact that people have already made their way through security and they're sitting around in a club, probably tensed and stressed out, and the only other thing they can do in a club is drink and eat; not necessarily healthy.

What services do you offer? ^

The primary offerings are massage delivered in seated massage chairs, which are the seated version of a massage table. It's done in a private curtained-off area, in a dimly lit environment, so you have some of the visual cues of what we think of as what would feel like a first-class cabin environment or a private spa setting.

We also offer reflexology (foot massages) and head, neck and shoulder massages in our ultra luxe wave loungers or reclining zero gravity chairs, which look like a business or a first-class seat reclined, where you can take advantage of what we call mind spa services, such as the Deepak Chopra Dream Weaver, a sound and light experience designed to help people meditate instantly and effortlessly.

The spas are co-located in the clubs with the shower facilities. In Seattle, the spa and the showers are co-located with the same check-in area. In JFK, they're adjacent. In Atlanta, they'll be co-located. In Miami, they'll be adjacent. In an LAX, they'll be adjacent. You get off the plane, take a chance for a massage, and then a hot shower or a hot shower and a massage. Either way, it's like a tune-up.

When you land, either before you make the connecting flight to your final destination or if you've just made a transcon flight from New York to LAX, and you get up at 6 o'clock in the morning and you're a little bedraggled, the flight is at 6 o'clock in the morning and it's now 9 o'clock and you're not ready to get on the 405 and the 10 heading into LA, you can stop by the spa, have a little bit of a recharge, get cleaned up in the shower and then get into an appointment in the city by 10 a.m

How did you come up with the idea for Asanda Air? ^

The "ah-hah" moment came as we were looking at the development of a spa businesses in urban environments and cities where real estate is really expensive. The design requires a lot of space, and space is very expensive. We have a lot of people all working and living in close proximity to each other, but not the ability to get a spa service. We have the opportunity to put in a proposal to build a spa in a very small room for Delta Airlines and their Sky Club in Seattle and JFK. We were one of multiple bidders, and proposed something that was unique. Rather than putting in two full-sized spa rooms, we proposed nine stations in the same space, which meant we could have an impact on the number of club goers. These clubs sometimes see as many as 2,000 or 3,000 people a day. Over a 30-day period, it's as many as 100,000 check-ins in a single club. With nine stations, we would create more impact than just two rooms.

In a small space, how do you create the feeling of comfort? ^

Aside from the upright massage chairs, it's also the placement of the chairs, the use of the lighting, and the sheer curtains. We create the visual cue of feeling like you're in a first-class cabin. The first-class cabin is a really small space. Depending on a configuration of the plane, it's barely 18-feet wide and yet, people will pay $10,000 to sit really close to each other for a long period of time and they don't have a feeling like they're really crowded. We were looking for inspiration in the design of the spa to a first class airliner.

A full-service spa in the city, you might be talking about something as much 5,000 square feet. Whereas, a spa in an office tower that could service 2,000 or 3,000 employees, or a spa in an airline club, or a fitness location would be as small as 500 square feet, sort of a spa-in-a-box concept.

What's gone on since you came up with the idea for Asanda Air? ^

We started the discussions with the management of Delta Sky Club in March of 2015, and we probably spent nine months on the design concept. Then we reached a design concept that was mutually acceptable. As you can imagine, with a huge company, it took about six months before we got to all the commercial terms and the agreement. In June of 2016, we started work on JFK and Seattle.

How does the relationship work between Asanda Air and the airlines? ^

We have a license to operate in their club. It's not a lease. It's a license, but it works like a lease in the sense that we're responsible for all the operations inside the four walls of the spa. We're allowed to offer the services to the club members, but we're entirely responsible for the operation, for the staffing, for the finances, for the purchases. We also have a retail component to the spa. In place of rent, there is a license fee, and then we pay to the airline a percentage of revenue after the recovery of our investment, that is typically about 8%.

The financial model for the spa was set up from the beginning with payment for the services by the club guests. When we are free to let the market decide what they'll pay for a service and you know that even if everybody in the club wanted to get a massage, they couldn't, we couldn't do 2,000 massages a day. That's why we think it makes more sense to let people pay for it. It probably makes more sense when they're paying $40 to $50 a month for the membership to give them free food, because you can in fact feed everybody, and you can give everybody a free Coke or a free glass of red wine. What you can't do is you can't give everybody a massage, so the price becomes a natural gating factor of not having people say, "It's free and I want one," and then we say, "We can't deliver it to you because there is so much more demand than there is supply."

How does this concept translate into earnings? ^

It's a new offering in the clubs, so projecting into the future, we hope to generate between $100,000 and $120,000 per month. Aside from the 8% of revenue that goes to the airline, we have our labor cost, which in an airport is a little higher than in what they call a landside operation, because people have to be able to get through security to get to work. They have to go through a badging process, so there's a little more administrative cost. It's a premium associated with being able to get a massage in this type of setting.

What we're thinking about for office settings is, larger companies would potentially be providing this as an employee perk. These would be subsidized, if not free, and would be less than the employee would pay if they left the premises to go to a local spa and pay upwards of a $100 or $120 for a massage nearby.

What do you see as far as growth for Asanda Air? ^

Now that we are in Seattle and JFK, we are looking to have locations in Atlanta, Miami and LAX. The airline relationship will be something that will develop over a three to five-year cycle before we have a chance to be integrated not only into their preexisting clubs, but in a continuous capital investment program.

For the corporate partnerships, that's at the very earliest concept stage now. If you think about how many commercial office buildings there are just in New York City alone, and how many large companies have office towers with over 1,000 employees just in New York, there are dozens and dozens of opportunities. Once we have the concept refined, our expectation is we'd be going into other cities. For example, Salesforce in San Francisco, and Amazon, which is downtown in Seattle, and Google here in New York, which occupies the Port Authority Building. We'd be looking to partner with companies that provide ancillary services in those corporate settings, like food services, like Sodexo or Aramark, where this would be complementary to what they're doing in providing quality of life services to the company's employees.

What does it cost for you to build one of your spas? ^

We're looking at a setup cost being around $150,000. If you put 450 square feet to work, the build-out cost is relatively low. A traditional spa will bring in a revenue of $200 to $600 a square foot. Asanda Air, having much smaller spaces, can generate a revenue of $1,500 to $2,500 a square foot.

Will your corporate based spas offer any other services? ^

No. We're really, really concentrating on stress; to the extent that we have the massage services. They come with accompanying aromatherapy and guided virtualization through iPads that are at the base of the face cradles, so that even while you're getting a massage, you may be watching a pastoral scene and listening to Deepak Chopra in a guided meditation.

What do your services cost the consumer? ^

Our massages range in length from 20 to 45 minutes, and cost $45 to $95. Those are the prices for services in the airport lounges and we would expect the services to be priced the same in other settings.

What will your marketing costs amount to? ^

Our marketing cost will be effectively zero. We're relying on the energy that the host is putting in on creating an upscale environment for either their guests or their employees.

Talk about your adoption rate. ^

We're looking at, in a club setting, how many guests are in a club in any particular day. If you have 2,000 guests in a club in a day, we would be looking at $1.50 to as much as $2 or $3 of service revenue per visitor per day. That will depend on what the adoption rate is. We're looking at adoption rate as a driver. If you had 2,000 visitors in a club in a day and a 3% adoption rate, you would have 60 services. If you had 60 services at $100, that's $6,000 in service revenue, which would give you 3% per visitor per day.

If you're in an employee setting, if you're in an office tower setting, or you're in a club, you can't be inviting non-related people to come in and try your services. In other words, in order to get a massage in an airport lounge, you have to be holding a plane ticket and you have to be a member of the club.

That's limiting, but at the same time, you could say there's 8 million people in New York and any of them could be your customer, but there's also, for example, 5,000 salons and spas on the island of Manhattan. What we're trading is, we're trading having a captive audience or having a smaller audience, but it's a highly targeted, upscale audience with disposable income.

What is another benefit of working with a large corporate partners? ^

The thing that we're most excited about with airport and hospitality opportunities is that we also have an audience that has a huge accumulation of unredeemed miles and loyalty points and not a lot of places to spend them these days.The trend in the first 20 years of airline miles and hotel points programs was all toward mileage and points earning opportunities. As airlines and hotels have gotten busier and complimentary redeemable seats and rooms have gotten fewer, now the focus is on, "Where are there opportunities to burn of my balances?" You've got lots of credit card affiliations that are offering double and triple miles and ways to earn miles, but without so many so-called "free" tickets and rooms available.

Now, the new emphasis is on ways to burn miles and points. We have developed the technology to accept miles and points as a form of currency. We see this capability as having a lot of potential to increase adoption rates. We'd be offering passengers and hotel guests that might have hundreds of thousands or even a million or more unredeemed miles a way to get a service and use up some of their balances.

How do miles equate to dollars for services? ^

A $50 service would cost 5,000 miles. If you think about an upgrade, it's 15 to 25,000 miles. If there aren't any upgrades available, those miles go unused. A domestic ticket might be 25,000 to 50,000 miles. But, if there are no domestic tickets available, somebody who might have half a million miles and a three-hour layover an airport, making a connecting flight, let's say from Narita through Seattle on their way to Chicago, a 5,000-mile redemption will get them a 20-minute massage. A 10,000-mile redemption will get them a 45-minute massage and a chance to hit the reset button after getting off a very long flight.

Industry research has reported that there are over 10 trillion unredeemed airline miles, which at a penny a mile is $100 billion of latent spending capacity that's looking for somewhere to spend. A customer will be able to just provide their flier or loyalty number, and we will connect through secure portals to effect the redemption of the miles or points as if they were presenting us with a credit card.

We understand why the massage aspect, but why the meditative content?

What we're coining as a phrase is "mind spa". We believe it's going to be tied into virtual reality, and the ability to have people unplug from a mental stress, which we think is, the root cause of most people saying, "I don't feel good. I don't look good." They can try applying lotions and potions to their skin. They can try going for a massage that treats the symptom of stress, but being able to relax their mind, we believe, is at the source of their stress that manifests itself in signs of aging and physical soreness. We're looking to address the outward manifestation and the root cause of the problem, and especially in the employment setting, but in the travel and hospitality setting, we're looking to be ahead of that curve. VR is at the very, very earliest part of its consumer adoption and yet it's practically agreed that it's going to be something that's going to be as ubiquitous as the cellphone.

Who are your competitors?

It's interesting. In a club setting, we don't have any competitors, and as we get into corporate settings, we won't have any competitors, because if we set up at the Wefunder offices, because you guys are definitely going to want to have one of our spas at your offices, or if we go into shared workspace like WeWork or Grind or some of the dozens of shared workspaces, once we set up in that space, then we are the provider. We're trading, having a more limited audience. Not anybody in the world can walk in and say they want a service, but we're gaining a high level of exposure to a very specific target-rich environment where we think we've got the right spending profiles and the right stress environments for our services. There aren't yet other companies that are doing this. That doesn't mean other companies won't pop up once we prove the model, but we're definitely in this creation of a new category. We're the first movers.

What is stopping the airlines from copying your business model on their own, and in turn, do you have a noncompete stating you can't do this with other airlines?

Nothing is stopping them from doing it on their own, but that hasn't been the way the airlines have worked in other partnerships.

Once we start signing up our corporate customers, we're not expecting that the corporate customer is going to be saying, "We need two spa providers at Bloomberg or Citibank or Bank of America," as examples in New York City.

As I said earlier, we're not catching a wave. We're making a wave. For sure there will be competitors who are followers into this new space but we're the first movers and we have the operational chops to execute a rapid scale up plan.

What keeps you up at night when you think about what is next?

Always hiring talented qualified people is one of the biggest challenges of any company, but we definitely feel like we have the cool factor. So far, our advertisements for employment have been met with very enthusiastic response. I would say that's at the store manager and management level. I think for service labor, we're probably looking at over the next few years an inflationary environment where what used to be $10 to $12 to $14 an hour, we'll probably be looking at more like $15 to $20 an hour. We've already built that into our model and we're expecting to be paying people at those rates.

When you have the opportunity to work on an upscale client with good minimums and a nice place to work, well-paid, with nice customers, we think we'll be very competitive with other companies looking for service providers.

Do you have any kind of agreement with Deepak Chopra for your Dream Weaver service?

The element of the mind spa component of this and the relationship with Deepak Chopra, we think, will be a big deal. We started out really looking to use his proprietary technology, the Deepak Chopra Dream Weaver. What originally was initiated as a licensing agreement to use the technology and then, of course, to be able to use his name, has evolved into us having a very common vision of what we think is the spa of the future.

What is your experience? What did you do before creating Asanda Air?

I had been a consultant in the spa business for close to 20 years. I've been around some luxury brands for a long time, but before that, I had the experience of working in the engineering and construction field. It's a funny kind of background that would give me a lot of knowledge and capabilities around design and construction, which I think has made the build-out of these two facilities go really, really smoothly. Before that, I had a banking background, which has helped me to be able to run a business by a really tight P&L over what's now been close to 30 years of work experience.

What is your cash on hand and burn rate?

The Company had a $5k cash balance as of 5/01/17. In the common use of the word "burn" the Company is not "burning" through any cash. The Company is paying its expenses in the ordinary course from receipts rather than from investments from the owners. To the extent the Company generates small amounts of excess cash from operations in a month like April, this excess cash is used to invest in the development of the planned stores in Miami and Atlanta. If the Company does not make any changes and raise $0 in May and June it would continue to operate the stores to generate cash to fund operations and to make improvements and investments that would help raise additional funds.

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RISKS SPECIFIC TO ASANDA AIR

1. Asanda Air is both a new business and a new business concept. Without any operating track record, there is a higher than ordinary degree of risk in development and in execution of Asanda's operating plan. Asanda Air is also a first mover in establishing the concept of "small footprint" spas in non-traditional settings. Accordingly, the company's business model may take longer to develop, cost more than anticipated to implement and produce less revenue than management expects.

2. The first Asanda Air locations have been established in airports which are known to have particular... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Asanda Air is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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